Exhibit 10.3


                       AMENDMENT NO. 1 TO LEASE AGREEMENT

      This Amendment No. 1 to Lease Agreement (the "Amendment") is made and entered into as of the 28th day of February, 2006 (the "Effective Date") by and between Greenman Technologies of Georgia, Inc., a Georgia corporation (the "Lessee") and Mart Management, Inc., a New Hampshire corporation (the "Landlord"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Original Lease (as hereinafter defined).

                              W I T N E S S E T H:

      WHEREAS, pursuant to the terms of that certain Lease Agreement entered into between Lessee and WTN Realty Trust, William T. Novelline, Trustee, dated March 29, 2001, as assigned to Mart Management, Inc. by that certain Assignment of Lease, dated December 3, 2002 (as assigned and as amended, the "Original Lease"), Landlord leased and demised to Lessee, and Lessee rented, leased and accepted from Landlord the building, fixtures and land located at 138 Sherrell Avenue, Jackson, Butts County, Georgia 30233 (the "Premises"), subject to and in accordance with the terms and provisions of the Original Lease; and

      WHEREAS, the Lessee and the Landlord desire to amend the terms of the Original Lease as further provided herein.

      NOW, THEREFORE, for the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessee and the Landlord mutually covenant and agree that the Original Lease shall be amended as follows:

      1. Term of Lease. Section Two of the Original Lease is hereby amended by inserting the following after the first sentence thereof:

      "Notwithstanding the foregoing, Lessee shall have the right to terminate this lease at any time upon one hundred eighty (180) days written notice to Lessor. In the event of such termination by Lessee, (1) the Lessee shall continue to be obligated to pay rent for the period of time described in Section Three below; and (2) the Lessor shall be obligated to commence the listing of the premises for sale and lease as promptly as practical after receipt of a notice from Lessee of such termination."

      2. Rent. Section Three of the Original Lease is hereby amended by deleting the first paragraph in its entirety and replacing it with the following:

      "LESSEE shall pay to LESSOR rent as follows:

      Lessee shall pay Lessor for the use and occupancy of the demised premises, at the annual rate rental of $211,700.00 payable in equal monthly installments in advance on the first day of each month for that month's rental, beginning on April 1, 2001, which rental rate shall continue for the duration of the term. In addition, in the event that Lessee terminates this lease agreement pursuant to Section Two hereof, Lessee agrees that it shall continue to pay rent until the earlier to occur of (1) the sale by the Lessor of the demised premises; (2) the date on which Lessor begins leasing the demised premises to a new tenant; or (3) thirty-six (36) months from the date on which Lessee vacates the property in a compliant manner pursuant to the terms of the Original Lease."
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      3. Miscellaneous.

            a. The obligations of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and lawful assigns.

            b. This Amendment contains the entire agreement of the parties relating to the amendment of the Original Lease and the obligations of the parties in connection therewith.

            c. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

      4. Original Lease. The Original Lease shall remain in full force and effect as amended hereinabove.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the Effective Date.

                                            LESSEE:

                                            GREENMAN TECHNOLOGIES OF
                                            GEORGIA, INC.

                                            By:________________________________
                                               Name:
                                               Title:

                                            LESSOR:

                                            MART MANAGEMENT, INC.

                                            By:________________________________
                                               Name:
                                               Title: